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Provided by MZ Data Products                                         Page 1 of 1


                                                                     EXHIBIT 8.1

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2003

1) Direct interest

     a.   Telesp Celular S.A. - Sao Paulo - SP, Brazil
     b.   Daini do Brasil S.A. - Sao Paulo - SP, Brazil
     c.   Globaltelcom Telecomunicacoes S.A. - Sao Paulo - SP, Brazil
     d. GTPS S.A. Participacoes em Investimentos de Telecomunicacoes - Curitiba - PR, Brazil
     e.   Global Telecom S.A. - Curitiba - PR, Brazil
     f.   Tele Centro Oeste Celular Participacoes S.A. - Brasilia - DF, Brazil

2) Indirect interest

     a.   Telesp Celular International Ltd - Cayman Islands - USA
     b.   Telesp Celular Overseas - Cayman Islands - USA
     c.   Telegoias Celular S/A - Goiania - GO, Brazil
     d.   Telems Celular S/A - Campo Grande - MS, Brazil
     e.   Telemat Celular S/A - Cuiaba - MT, Brazil
     f.   Teleron Celular S/A - Porto Velho - RO, Brazil
     g.   Teleacre Celular S/A - Rio Branco - AC, Brazil
     h.   Norte Brasil Telecon S/A - Belem - PA, Brazil
     i.   TCO IP S/A - Brasilia - DF, Brazil